Exhibit 99.1

December 19, 2012

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

THE BANK OF HAMPTON ROADS APPOINTS MINDI BEVINGTON DIRECTOR OF COMMERCIAL BANKING SERVICES

Virginia Beach, Virginia, December 19, 2012:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that Mindi R. Bevington has been promoted to the newly-created position of Director of Commercial Banking Services at BHR.  In her new position, Bevington will report to Donna W. Richards, President of BHR. In addition to her commercial lending responsibilities, she will also be responsible for working closely with BHR branches to drive business account development.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “Mindi is a true community banker with a proven track record of providing outstanding customer service and generating growth in deposits and high-quality loans.  With her promotion, we continue to leverage our deep bench of talent to build the premier community bank lending team in this region.”

Bevington has over 25 years of banking experience.  She began her career with C&S National Bank in Charleston, SC, followed by Monterey County Bank in Carmel, California.  From 1990 to

2004, she served in various commercial lending positions with SouthTrust and its predecessors.  Bevington joined Gateway Bank in 2004 as a commercial lender.  Most recently, she served as BHR’s Virginia Beach Market President.

Bevington holds a B.A. degree in Finance and Accounting from Hood College. She previously served on the Board of Seton Youth Shelters and Lynnhaven Business Association and participates in various other charitable fundraising events.

Caution About Forward-Looking Statements
Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company’s primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the “Banks”).  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a recently opened loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol “HMPR.” Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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